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                                                                    EXHIBIT 10.9

                                BONUS AGREEMENT

     This BONUS AGREEMENT (this "Agreement") dated as of July 1, 1998 is entered into by and between NaviSite Internet Services Corporation, a Delaware corporation ("NaviSite"), and Peter Kirwan Jr. ("Employee").

     WHEREAS, NaviSite, Servercast Communications, L.L.C., a Delaware limited liability company ("Servercast"), Employee, and the members of the Servercast have entered into a Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), providing for the purchase by NaviSite from the members of Servercast all of the issued and outstanding membership interests of Servercast;

     WHEREAS, NaviSite desires to reward the Employee if Servercast achieves certain financial milestones.

     NOW, THEREFORE, in consideration of the promises, and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.   Bonuses.
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     (a) In the event (i) the total revenues attributable to the business of
Servercast for the one-year period ended July 1, 1999 (the "Target Period") equal or exceed $1,984,690 ("Revenue Goal"); and (ii) the operating losses (EBITDA) of Servercast for the Target Period are less than or equal to $2,162,126 ("Income Goal"), NaviSite shall pay Employee, subject to Sections 3 and 5 hereof, an incentive bonus in the amount of $154,125 (the "1999 Bonus").

     (b) In the event (i) the total revenues attributable to the business of Servercast for the Target Period are less than the Revenue Goal but greater than or equal to $992,345, and (ii) the operating losses (EBITDA) of Servercast for the Target Period are greater than the Income Goal but less than or equal to $3,243,189, then NaviSite shall pay Employee, subject to Sections 3 and 5 hereof, an amount equal to the 1999 Bonus reduced by higher of either (x) the percentage that such gross revenues are less than the Revenue Goal or (y) the percentage that such losses exceed the Income Goal.

     (c) In the event (i) the total revenues attributable to the business of Servercast for the Target Period are less than $992,345; or (ii) the operating losses (EBITDA) of Servercast for the Target Period are greater than $3,243,189, NaviSite shall not be obligated to pay and Employee shall not be entitled to receive any bonus.

     (d) In the event (i) the total revenues attributable to the business of Servercast for the Target Period exceed the Revenue Goal by twenty percent (20%) or more; and (ii) the operating losses (EBITDA) of Servercast for the Target Period are less than or equal to $1,729,700, NaviSite shall pay Employee, subject to Sections 4 and 6 hereof, the 1999 Bonus plus an additional $77,0625 (the "Premium Bonus").

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2.   NaviSite Funding Obligation.  NaviSite shall provide Servercast during the
     ---------------------------
Target Period with a minimum of $2,100,000 in aggregate cash funding ("NaviSite
                                                                       --------
Funding Obligation"), whether through the purchase or leasing of assets,
------------------
contribution of cash or any other property by NaviSite to Servercast. In the case of NaviSite's leasing of assets for Servercast, only the sum of lease payments accrued and paid during the Target Period will be counted toward the fulfillment of the NaviSite Funding Obligation.

3.   Escrowed Amounts.  Twenty (20%) of any amounts payable to Employee (the
     ----------------
"Escrowed Amounts") pursuant to the 1999 Bonus and the Premium Bonus, if any, shall be delivered into an escrow fund pursuant to the terms of the Escrow Agreement dated of even date hereof by and among NaviSite, the Member Representative (as the term is defined in the Escrow Agreement) and the escrow agent named therein.

4.   Stock Option Grant.  NaviSite will grant Employee a non-statutory stock
     ------------------
option (the "Employee Option") to purchase up to Fifty Thousand (50,000) shares ("Option Shares") of NaviSite Common Stock, par value $0.01 per share, at a purchase price of $.93 per share. The Employee Option shall vest as to one-fourth (1/4) of the Option Shares (12,500 shares) on July 1, 1999 (the "First Vesting Date") while the remainder of the Option Shares shall vest monthly thereafter at the end of each one-month period following the First Vesting Date in thirty-six (36) equal portions of one-forty-eighth (1/48) of the Option Shares (1,042 shares), provided the Employee continues to be employed as an employee of NaviSite or to provide services as a consultant to NaviSite. The Employee Option shall (i) be exercisable only as to the vested portion of the Option Shares, and (ii) expire on the fifth anniversary of the date of grant of the Employee Option.

5.   Termination of Employment.  Employee's employment hereunder may be
     -------------------------
terminated either by Employee or by NaviSite at any time upon ten (10) days prior written notice.

     (a) If prior to July 1, 1999 (i) Employee terminates his employment without Just Cause, or (ii) NaviSite terminates Employee's employment for Cause (as defined below), Employee shall forfeit any right to receive any bonus payments pursuant to this Agreement.

     (b) If after July 1, 1999 but prior to July 1, 2000 (i) Employee terminates his employment without Just Cause, or (ii) NaviSite terminates Employee's employment for Cause, Employee shall forfeit the Escrowed Amounts, if any, delivered into escrow on behalf of the Employee pursuant to Section 4 hereof and any amounts delivered into escrow pursuant to Section 1.3 of the Purchase Agreement.

     (c) If either (i) NaviSite terminates Employee's employment without Cause or (ii) Employee terminates his employment with Just Cause, Employee shall remain eligible to receive the bonuses in accordance with the terms and conditions of Section 1 hereof and shall be entitled to receive any Escrowed Amounts, if any within thirty (30) days of NaviSite's delivery of written Notice of Termination (as defined below).

     (d) For purposes of this Agreement, "Cause" shall mean (i) any act of Employee involving fraud, embezzlement, theft, misrepresentation, dishonesty or moral turpitude, (ii) Employee's indictment for a material crime on the basis of alleged facts of such a serious nature that NaviSite has reasonable cause to believe that Employee cannot effectively discharge his duties and responsibilities, or Employee's indictment for the commission of a material business-related crime, (iii) any gross or willful misconduct by Employee,
(iv) neglect or insubordination by Employee in

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the performance of his duties not cured within ten (10) days receipt of written notice from NaviSite; or (v) any material breach by Employee of this Agreement or any non-competition agreement between Employee and NaviSite.

     (e) For purposes of this Agreement, "Just Cause" shall mean (i) a material reduction from Employee's salary agreed to with NaviSite prior to the first anniversary of this Agreement, or (ii) requiring Employee to relocate his or her residence more than 50 miles from his current residence.

6.   Notice of Termination.  Any termination of employment by NaviSite or by
     ---------------------
Employee shall be communicated by written Notice of Termination (as defined below) to the other party hereto in accordance with Section 9 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

7.   Survival.  The provisions of Sections 5, 7, 8 and 9 shall survive the
     --------
termination of this Agreement in all events.

8.   Notices.  Any notice or other communication required or permitted hereunder
     -------
shall be in writing and shall be deemed given when so delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

          (a)  if to the NaviSite, to:

               NaviSite Internet Services Corporation
               300 Federal Street
               Andover, MA  01810
               Attention:  Chief Financial Officer
               Telephone:  978/552-3300
               Facsimile:  978/552-3500

          with a copy to:

               Palmer & Dodge LLP
               One Beacon Street
               Boston, MA  02108-3190
               Attention:  William Williams II
               Telephone:  617/573-0100
               Facsimile:  617/227-4420

          (b)  if to Employee, to:

               Peter Kirwan Jr.
               615 Hudson Street #3
               NY, NY 10014

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          with a copy to:

               Dornbush Mensch Mandelstam & Schaeffer, LLP
               747 Third Avenue
               New York, New York 10017
               Attention:  Landey Strongin, Esq.
               Telephone:  (212) 759-3300
               Facsimile:  (212) 753-7673

Any party may by notice given in accordance with this Section 8 to the other parties designate another address or person for receipt of notices hereunder.

9.   General.
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     (a) Assignment.  This Agreement may not be assigned by either party without
         ----------
the prior written consent of the other party.

     (b) Entire Agreement.  This Agreement, the Purchase Agreement and the
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Escrow Agreement contains the entire agreement between NaviSite and Employee with respect to the subject matter hereof and there have been no oral or other agreements of any kind whatsoever as a condition precedent or inducement to the signing of this Agreement or otherwise concerning this Agreement or the subject matter hereof.

     (c) Withholding Taxes.  Employee shall pay to NaviSite, or make provision
         -----------------
satisfactory to NaviSite for payment of, any taxes required by law to be withheld with respect to any payments to Employee hereunder no later than the date of the event creating the tax liability. NaviSite may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Employee.

     (d) Continuation of Employment or Consulting Relationship.  Employee shall
         -----------------------------------------------------
have no right to continued employment or service as an employee or consultant of NaviSite by virtue of this Agreement.

     (e) Arbitration.  In the event any dispute shall arise between NaviSite and
         -----------
Employee with respect to any of the terms and conditions of this Agreement, then such dispute shall be submitted and finally settled in accordance with Section
9.5 of the Purchase Agreement. The parties agree not to institute any litigation or proceedings against each other in connection with this Agreement except as provided in this Section 9(e) hereof.

     (f) Amendments.  This Agreement may not be amended, nor shall any waiver,
         ----------
change, modification, consent or discharge be effected except by an instrument in writing executed by or on behalf of the party against whom enforcement of any waiver, change, modification, consent or discharge is sought.

     (g) Severability. If any term or provision of this Note shall be held
         ------------
invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

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     (h) Counterparts.  This Agreement may be executed in two or more
         ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

     (i) Section Headings.  The headings contained in this Agreement are for
         ----------------
reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     (j) Governing Law.  This Agreement shall be governed by and construed and
         -------------
enforced in accordance with the law (other than the law governing conflict of law questions) of the Commonwealth of Massachusetts.



                  [Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, the parties have been executed or caused to be executed this Agreement as of the date first above written.

                              NAVISITE INTERNET SERVICES CORPORATION



                              By: /s/ Robert B. Eisenberg
                                 -----------------------------------------------
                              Name:
                              Title:


                              EMPLOYEE:


                              /s/ Peter C. Kirwan, Jr.
                              --------------------------------------------------
                              Name:  Peter C. Kirwan, Jr.

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